NEWS RELEASE
October 19, 2023

FOR IMMEDIATE RELEASE	CONTACT: Randall M. Chesler, CEO
(406) 751-4722
Ron J. Copher, CFO
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR THE QUARTER AND PERIOD ENDED SEPTEMBER 30, 2023

3rd Quarter 2023 Highlights:
•Net income was $52.4 million for the current quarter, a decrease of $2.6 million, or 5 percent, from the prior quarter net income of $55.0 million. Net income for the current quarter decreased $26.9 million, or 34 percent, from the prior year third quarter net income of $79.3 million.
•Interest income of $265 million in the current quarter increased $17.5 million, or 7 percent, over the prior quarter interest income of $247 million. Interest income in the current quarter increased $50.5 million, or 24 percent, over the prior year third quarter.
•Total deposits and retail repurchase agreements of $21.895 billion at the current quarter end increased $530 million, or 10 percent annualized, during the current quarter.
•Non-interest bearing deposits remained stable in the current quarter with a $7.0 million increase over the prior quarter.
•The loan portfolio of $16.135 billion increased $180 million, or 5 percent annualized, during the current quarter.
•The loan yield for the current quarter of 5.27 percent, increased 15 basis points, compared to 5.12 percent in the prior quarter and increased 60 basis points from the prior year third quarter loan yield of 4.67 percent.
•Early stage delinquencies (accruing loans 30-89 days past due) of $15.3 million at September 30, 2023 decreased $9.6 million from the prior quarter.
•The Company declared a quarterly dividend of $0.33 per share. The Company has declared 154 consecutive quarterly dividends and has increased the dividend 49 times.
•The Company announced the signing of a definitive agreement to acquire Community Financial Group, Inc., the parent company of Wheatland Bank, a leading eastern Washington community bank headquartered in Spokane with total assets of $763 million as of September 30, 2023. This will be the Company’s 25th acquisition since 2000.
Year-to-date 2023 Highlights
•Net Income for the first nine months of 2023 was $169 million, a decrease of $54.9 million, or 25 percent, from the $224 million for the prior year first nine months net income.

•Interest income for the first nine months of 2023 was $744 million, an increase of $139 million, or 23 percent over the first nine months of the prior year interest income of $605 million.
•Total core deposits and retail repurchase agreements of $21.827 billion at the current quarter end increased $307 million, or 1 percent, during the first nine months of 2023.
•The loan portfolio of $16.135 billion increased $888 million, or 8 percent annualized, during the first nine months of the current year. The loan portfolio, excluding the Paycheck Protection Program (“PPP”) loans, increased $1.578 billion, or 16 percent annualized, during the first nine months of the prior year.
•The loan yield was 5.14 percent for the first nine months of the current year, an increase of 54 basis points from the first nine months of the prior year loan yield of 4.60 percent.
•Stockholders’ equity of $2.875 billion increased $31.3 million, or 1 percent, during the first nine months of the current year.
•Dividends declared in the first nine months of 2023 were $0.99 per share.

Financial Summary

	At or for the Three Months ended				At or for the Nine Months ended
(Dollars in thousands, except per share and market data)	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022
Operating results
Net income	$52,445	54,955	61,211	79,338	168,611	223,525
Basic earnings per share	$0.47	0.50	0.55	0.72	1.52	2.02
Diluted earnings per share	$0.47	0.50	0.55	0.72	1.52	2.02
Dividends declared per share	$0.33	0.33	0.33	0.33	0.99	0.99
Market value per share
Closing	$28.50	31.17	42.01	49.13	28.50	49.13
High	$36.45	42.21	50.03	56.10	50.03	60.69
Low	$26.84	26.77	37.07	46.08	26.77	44.43
Selected ratios and other data
Number of common stock shares outstanding	110,879,365	110,873,887	110,868,713	110,766,954	110,879,365	110,766,954
Average outstanding shares - basic	110,877,534	110,870,964	110,824,648	110,766,502	110,857,788	110,752,231
Average outstanding shares - diluted	110,886,959	110,875,535	110,881,708	110,833,594	110,882,718	110,811,267
Return on average assets (annualized)	0.75%	0.81%	0.93%	1.18%	0.83%	1.13%
Return on average equity (annualized)	7.12%	7.52%	8.54%	10.94%	7.72%	10.14%
Efficiency ratio	63.31%	62.73%	60.39%	52.76%	62.10%	55.14%
Dividend payout	70.21%	66.00%	60.00%	45.83%	65.13%	49.01%
Loan to deposit ratio	79.25%	79.92%	77.09%	67.98%	79.25%	67.98%
Number of full time equivalent employees	3,314	3,369	3,390	3,396	3,314	3,396
Number of locations	221	222	222	222	221	222
Number of ATMs	274	274	263	272	274	272

KALISPELL, Mont., Oct 19, 2023 (GLOBE NEWSWIRE) - Glacier Bancorp, Inc. (NYSE: GBCI) reported net income of $52.4 million for the current quarter, a decrease of $26.9 million, or 34 percent, from the $79.3 million of net income for the prior year third quarter. Diluted earnings per share for the current quarter was $0.47 per share, a decrease of 35 percent from the prior year third quarter diluted earnings per share of $0.72. The decrease in net income compared to the prior quarter and prior year third quarter was primarily due to the continued increase in funding costs, which has outpaced the increase in interest income. “Our strong core deposit growth in the quarter shows the strength of our business model and employees. We were able to significantly grow deposits this quarter by leveraging existing banking relationships across all of our divisions,” said Randy Chesler, President and Chief Executive Officer. “We were also pleased to see the increase in interest income for the quarter, reflecting higher yields on loans and investments.”

Net income for the nine months ended September 30, 2023 was $169 million, a decrease of $54.9 million, or 25 percent, from the $224 million for the first nine months in the prior year, which was primarily driven by the increase in funding costs outpacing the increase in interest income. Diluted earnings per share for the first nine months of 2023 was $1.52 per share, a decrease of 25 percent from the prior year first nine months diluted earnings per share of $2.02.

On August 8 2023, the Company announced the signing of a definitive agreement to acquire Community Financial Group, Inc., the parent company of Wheatland Bank (collectively, “Wheatland”), headquartered in Spokane, Washington. Wheatland has 14 branches in eastern Washington with total assets of $763 million, total loans of $491 million and total deposits of $609 million as of September 30, 2023. The acquisition is subject to required regulatory and shareholder approvals and other customary conditions of closing and is expected to be completed in the fourth quarter of 2023.

Asset Summary

					$ Change from
(Dollars in thousands)	Sep 30, 2023	Jun 30, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2023	Dec 31, 2022	Sep 30, 2022
Cash and cash equivalents	$1,672,094	1,051,320	401,995	425,212	620,774	1,270,099	1,246,882
Debt securities, available-for-sale	4,741,738	4,999,820	5,307,307	5,755,076	(258,082)	(565,569)	(1,013,338)
Debt securities, held-to-maturity	3,553,805	3,608,289	3,715,052	3,756,634	(54,484)	(161,247)	(202,829)
Total debt securities	8,295,543	8,608,109	9,022,359	9,511,710	(312,566)	(726,816)	(1,216,167)
Loans receivable
Residential real estate	1,653,777	1,588,175	1,446,008	1,368,368	65,602	207,769	285,409
Commercial real estate	10,292,446	10,220,751	9,797,047	9,582,989	71,695	495,399	709,457
Other commercial	2,916,785	2,888,810	2,799,668	2,729,717	27,975	117,117	187,068
Home equity	869,963	862,240	822,232	793,556	7,723	47,731	76,407
Other consumer	402,075	394,986	381,857	376,603	7,089	20,218	25,472
Loans receivable	16,135,046	15,954,962	15,246,812	14,851,233	180,084	888,234	1,283,813
Allowance for credit losses	(192,271)	(189,385)	(182,283)	(178,191)	(2,886)	(9,988)	(14,080)
Loans receivable, net	15,942,775	15,765,577	15,064,529	14,673,042	177,198	878,246	1,269,733
Other assets	2,153,149	2,102,673	2,146,492	2,122,990	50,476	6,657	30,159
Total assets	$28,063,561	27,527,679	26,635,375	26,732,954	535,882	1,428,186	1,330,607

Total debt securities of $8.296 billion at September 30, 2023 decreased $313 million, or 4 percent, during the current quarter and decreased $1.216 billion, or 13 percent, from the prior year third quarter. The Company continues to utilize cash flow from the securities portfolio to primarily fund loan growth and maintain a strong cash position. The Company increased its cash position by $621 million during the current quarter to further strengthen its liquidity position. Debt securities represented 30 percent of total assets at September 30, 2023, compared to 34 percent at December 31, 2022, and 36 percent at September 30, 2022.
The loan portfolio of $16.135 billion increased $180 million, or 5 percent annualized, during the current quarter with the largest dollar increase in commercial real estate, which increased $71.7 million, or 3 percent annualized. The loan portfolio increased $1.284 billion, or 9 percent, from the prior year third quarter with the largest dollar increase in commercial real estate loans, which increased $709 million, or 7 percent.

Credit Quality Summary

	At or for the Nine Months ended	At or for the Six Months ended	At or for the Year ended	At or for the Nine Months ended
(Dollars in thousands)	Sep 30, 2023	Jun 30, 2023	Dec 31, 2022	Sep 30, 2022
Allowance for credit losses
Balance at beginning of period	$182,283	182,283	172,665	172,665
Provision for credit losses	16,609	11,514	17,433	11,373
Charge-offs	(10,284)	(7,083)	(14,970)	(10,905)
Recoveries	3,663	2,671	7,155	5,058
Balance at end of period	$192,271	189,385	182,283	178,191
Provision for credit losses
Loan portfolio	$16,609	11,514	17,433	11,373
Unfunded loan commitments	(4,827)	(3,271)	2,530	2,466
Total provision for credit losses	$11,782	8,243	19,963	13,839
Other real estate owned	$—	—	—	—
Other foreclosed assets	48	52	32	42
Accruing loans 90 days or more past due	3,855	3,876	1,559	2,524
Non-accrual loans	38,380	28,094	31,151	32,493
Total non-performing assets	$42,283	32,022	32,742	35,059
Non-performing assets as a percentage of subsidiary assets	0.15%	0.12%	0.12%	0.13%
Allowance for credit losses as a percentage of non-performing loans	455%	592%	557%	508%
Allowance for credit losses as a percentage of total loans	1.19%	1.19%	1.20%	1.20%
Net charge-offs as a percentage of total loans	0.04%	0.03%	0.05%	0.04%
Accruing loans 30-89 days past due	$15,253	24,863	20,967	10,922
U.S. government guarantees included in non-performing assets	$1,057	1,035	2,312	4,930

Non-performing assets of $42.3 million at September 30, 2023 increased $10.3 million, or 32 percent, over the quarter and increased $7.2 million, or 21 percent, over the prior year third quarter. Non-performing assets as a percentage of subsidiary assets at September 30, 2023 was 0.15 percent compared to 0.12 percent in the prior quarter and 0.13 percent in the prior year third quarter.

Early stage delinquencies (accruing loans 30-89 days past due) of $15.3 million at September 30, 2023 decreased $9.6 million from the prior quarter and decreased $5.7 million from prior year end. Early stage delinquencies as a percentage of loans at September 30, 2023 was 0.09 percent compared to 0.16 for the prior quarter end and 0.14 percent for the prior year end.

The current quarter credit loss expense of $3.5 million included $5.1 million of credit loss expense from loans and $1.6 million of credit loss benefit from unfunded loan commitments. The allowance for credit losses on loans (“ACL”) as a percentage of total loans outstanding at September 30, 2023 was 1.19 percent compared to 1.20 percent in the prior year third quarter.

Credit Quality Trends and Provision for Credit Losses on the Loan Portfolio

(Dollars in thousands)	Provision for Credit Losses Loans	Net Charge-Offs (Recoveries)	ACL as a Percent of Loans	Accruing Loans 30-89 Days Past Due as a Percent of Loans	Non-Performing Assets to Total Subsidiary Assets
Third quarter 2023	$5,095	$2,209	1.19%	0.09%	0.15%
Second quarter 2023	5,254	2,473	1.19%	0.16%	0.12%
First quarter 2023	6,260	1,939	1.20%	0.16%	0.12%
Fourth quarter 2022	6,060	1,968	1.20%	0.14%	0.12%
Third quarter 2022	8,382	3,154	1.20%	0.07%	0.13%
Second quarter 2022	(1,353)	1,843	1.20%	0.12%	0.16%
First quarter 2022	4,344	850	1.28%	0.12%	0.24%
Fourth quarter 2021	19,301	616	1.29%	0.38%	0.26%

Net charge-offs for the current quarter were $2.2 million compared to $2.5 million in the prior quarter and $3.2 million for the prior year third quarter. Net charge-offs of $2.2 million included $1.7 million in deposit overdraft net charge-offs and $544 thousand of net loan charge-offs.

The current quarter provision for credit loss expense for loans was $5.1 million, which was a decrease of $160 thousand from the prior quarter and a $3.3 million decrease from the prior year third quarter. Loan portfolio growth, composition, average loan size, credit quality considerations, economic forecasts and other environmental factors will continue to determine the level of the provision for credit losses for loans.

Supplemental information regarding credit quality and identification of the Company’s loan portfolio based on regulatory classification is provided in the exhibits at the end of this press release. The regulatory classification of loans is based primarily on collateral type while the Company’s loan segments presented herein are based on the purpose of the loan.

Liability Summary

					$ Change from
(Dollars in thousands)	Sep 30, 2023	Jun 30, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2023	Dec 31, 2022	Sep 30, 2022
Deposits
Non-interest bearing deposits	$6,465,353	6,458,394	7,690,751	8,294,363	6,959	(1,225,398)	(1,829,010)
NOW and DDA accounts	5,253,367	5,154,442	5,330,614	5,462,707	98,925	(77,247)	(209,340)
Savings accounts	2,872,362	2,808,571	3,200,321	3,305,333	63,791	(327,959)	(432,971)
Money market deposit accounts	2,994,631	3,094,302	3,472,281	3,905,676	(99,671)	(477,650)	(911,045)
Certificate accounts	2,742,017	2,014,104	880,589	907,560	727,913	1,861,428	1,834,457
Core deposits, total	20,327,730	19,529,813	20,574,556	21,875,639	797,917	(246,826)	(1,547,909)
Wholesale deposits	67,434	478,417	31,999	4,003	(410,983)	35,435	63,431
Deposits, total	20,395,164	20,008,230	20,606,555	21,879,642	386,934	(211,391)	(1,484,478)
Repurchase agreements	1,499,696	1,356,862	945,916	887,483	142,834	553,780	612,213
Deposits and repurchase agreements, total	21,894,860	21,365,092	21,552,471	22,767,125	529,768	342,389	(872,265)
Federal Home Loan Bank advances	—	—	1,800,000	705,000	—	(1,800,000)	(705,000)
FRB Bank Term Funding	2,740,000	2,740,000	—	—	—	2,740,000	2,740,000
Other borrowed funds	73,752	75,819	77,293	77,671	(2,067)	(3,541)	(3,919)
Subordinated debentures	132,903	132,863	132,782	132,742	40	121	161
Other liabilities	347,452	287,379	229,524	278,059	60,073	117,928	69,393
Total liabilities	$25,188,967	24,601,153	23,792,070	23,960,597	587,814	1,396,897	1,228,370

During the current quarter, the Company continued to focus on its diversified deposit and repurchase agreement product offerings. Total deposits and retail repurchase agreements of $21.895 billion at the current quarter end increased $530 million, or 10 percent annualized, during the current quarter. With the increased core deposits, the Company allowed $411 million of higher cost wholesale deposits to mature. Excluding wholesale deposits, core deposits and retail repurchase agreements increased $941 million, or 18 annualized percent, during the current quarter. Non-interest bearing deposits increased $7.0 million over the prior quarter, representing 32 percent of total core deposits at September 30, 2023 compared to 37 percent at December 31, 2022 and 38 percent at September 30, 2022.

The Company’s liquidity position remains strong with solid core deposit customer relationships, excess cash, debt securities, and access to diversified borrowing sources. The Company has available liquidity of $14.8 billion including cash, borrowing capacity from the FHLB and Federal Reserve facilities, unpledged securities, brokered deposits, and other sources.

Stockholders’ Equity Summary

					$ Change from
(Dollars in thousands, except per share data)	Sep 30, 2023	Jun 30, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2023	Dec 31, 2022	Sep 30, 2022
Common equity	$3,374,961	3,357,313	3,312,097	3,267,505	17,648	62,864	107,456
Accumulated other comprehensive loss	(500,367)	(430,787)	(468,792)	(495,148)	(69,580)	(31,575)	(5,219)
Total stockholders’ equity	2,874,594	2,926,526	2,843,305	2,772,357	(51,932)	31,289	102,237
Goodwill and core deposit intangible, net	(1,019,690)	(1,022,118)	(1,026,994)	(1,029,658)	2,428	7,304	9,968
Tangible stockholders’ equity	$1,854,904	1,904,408	1,816,311	1,742,699	(49,504)	38,593	112,205

Stockholders’ equity to total assets	10.24%	10.63%	10.67%	10.37%
Tangible stockholders’ equity to total tangible assets	6.86%	7.18%	7.09%	6.78%
Book value per common share	$25.93	26.40	25.67	25.03	(0.47)	0.26	0.90
Tangible book value per common share	$16.73	17.18	16.40	15.73	(0.45)	0.33	1.00

Tangible stockholders’ equity of $1.855 billion at September 30, 2023 decreased $49.5 million, or 3 percent, compared to the prior quarter and was due to an increase in net unrealized losses (after-tax) on available-for-sale debt securities during the current quarter. Tangible stockholders’ equity increased $112 million, or 6 percent, from September 30, 2022, which was primarily due to earnings retention. Tangible book value per common share of $16.73 at the current quarter end increased $0.33 per share, or 2 percent, from the prior year end. The tangible book value per common share increased $1.00 per share from the prior year third quarter.

Cash Dividends
On September 27, 2023, the Company’s Board of Directors declared a quarterly cash dividend of $0.33 per share. The current quarter dividend of $0.33 per share was consistent with the dividend declared in the prior quarter and the prior year third quarter. The dividend was payable October 19, 2023 to shareholders of record on October 10, 2023. The dividend was the Company’s 154th consecutive regular dividend. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended September 30, 2023
Compared to June 30, 2023, March 31, 2023 and September 30, 2022
Income Summary

	Three Months ended				$ Change from
(Dollars in thousands)	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Sep 30, 2022	Jun 30, 2023	Mar 31, 2023	Sep 30, 2022
Net interest income
Interest income	$264,906	247,365	231,888	214,402	17,541	33,018	50,504
Interest expense	97,852	75,385	45,696	9,075	22,467	52,156	88,777
Total net interest income	167,054	171,980	186,192	205,327	(4,926)	(19,138)	(38,273)
Non-interest income
Service charges and other fees	19,304	18,967	17,771	18,970	337	1,533	334
Miscellaneous loan fees and charges	4,322	4,162	3,967	4,040	160	355	282
Gain on sale of loans	4,046	3,528	2,400	3,846	518	1,646	200
Loss on sale of debt securities	(65)	(23)	(114)	(85)	(42)	49	20
Other income	2,633	2,445	3,871	3,635	188	(1,238)	(1,002)
Total non-interest income	30,240	29,079	27,895	30,406	1,161	2,345	(166)
Total income	$197,294	201,059	214,087	235,733	(3,765)	(16,793)	(38,439)
Net interest margin (tax-equivalent)	2.58%	2.74%	3.08%	3.34%

Net Interest Income
The current quarter interest income of $265 million increased $17.5 million, or 7 percent, over the prior quarter and was driven primarily by the increase in the loan yields and an increase in interest-bearing cash. The current quarter interest income increased $50.5 million, or 24 percent, over the prior year third quarter and was principally due to loan growth and increased loan yields. The loan yield of 5.27 percent in the current quarter increased 15 basis points from the prior quarter loan yield of 5.12 percent and increased 60 basis points from the prior year third quarter loan yield of 4.67 percent.

The current quarter interest expense of $97.9 million increased $22.5 million, or 30 percent, over the prior quarter and increased $88.8 million, or 978 percent, over the prior year third quarter primarily the result of an increase in rates on deposits and borrowings. Core deposit cost (including non-interest bearing deposits) was 1.03 percent for the current quarter compared to 0.57 percent in the prior quarter and 0.06 percent for the prior year third quarter. The total cost of funding (including non-interest bearing deposits) was 1.58 percent in the current quarter compared to 1.26 percent in the prior quarter and 0.15 percent in the prior year third quarter, which was the result of the increased deposit and borrowing rates.

The Company’s net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 2.58 percent compared to 2.74 percent in the prior quarter and 3.34 percent in the prior year third quarter. Although the net interest margin has been negatively impacted by the increase in interest rates in the current year, the Company experienced a slower pace in the decline in the net interest margin during the current quarter. The current quarter decrease in net interest margin was 16 basis points compared to a decrease of 34 basis points in the prior quarter and a decrease of 22 basis points in the first quarter of the current year. The core net interest margin, excluding discount accretion, the impact from non-accrual interest and the impact from the PPP loans, was 2.55 percent compared to 2.72 percent in the prior quarter and 3.29 percent in the prior year third quarter.

Non-interest Income
Non-interest income for the current quarter totaled $30.2 million, which was an increase of $1.2 million, or 4 percent, over the prior quarter. Gain on the sale of residential loans of $4.0 million for the current quarter increased $518 thousand, or 15 percent, compared to the prior quarter and increased $200 thousand, or 5 percent, from the prior year third quarter. Service charges and other fees of $19.3 million in the current quarter increased $337 thousand, or 2 percent, over the prior quarter and increased $334 thousand, or 2 percent, over the prior year third quarter.

Non-interest Expense Summary

	Three Months ended				$ Change from
(Dollars in thousands)	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Sep 30, 2022	Jun 30, 2023	Mar 31, 2023	Sep 30, 2022
Compensation and employee benefits	$77,387	78,764	81,477	80,612	(1,377)	(4,090)	(3,225)
Occupancy and equipment	10,553	10,827	11,665	10,797	(274)	(1,112)	(244)
Advertising and promotions	4,052	3,733	4,235	3,768	319	(183)	284
Data processing	8,730	8,402	8,109	7,716	328	621	1,014
Other real estate owned and foreclosed assets	15	14	12	66	1	3	(51)
Regulatory assessments and insurance	6,060	5,314	4,903	3,339	746	1,157	2,721
Core deposit intangibles amortization	2,428	2,427	2,449	2,665	1	(21)	(237)
Other expenses	20,351	21,123	22,132	21,097	(772)	(1,781)	(746)
Total non-interest expense	$129,576	130,604	134,982	130,060	(1,028)	(5,406)	(484)

Total non-interest expense of $130 million for the current quarter decreased $1.0 million, or 79 basis points, over the prior quarter and decreased $484 thousand, or 37 basis points, over the prior year third quarter. Compensation and employee benefits expense of $77.4 million for the current quarter decreased $1.4 million, or 2 percent, from the prior quarter and decreased $3.2 million, or 4 percent, over the prior year third quarter, which was driven primarily by decreases in accrued expenses for employee benefits. Regulatory assessments and insurance of $6.1 million, increased $2.7 million, or 81 percent, over the prior year third quarter and was primarily due to the Federal Deposit Insurance Corporation (“FDIC”) uniformly increasing all depository institutions premiums at the beginning of the current year. “The reduction in non-interest expense reflects the Company’s continued focus on staffing levels and containing costs in other areas,” said Ron Copher, Chief Financial Officer.

Federal and State Income Tax Expense
Tax expense during the third quarter of 2023 was $11.7 million, a decrease of $993 thousand, or 8 percent, compared to the prior quarter and a decrease of $6.3 million, or 35 percent, from the prior year third quarter. The effective tax rate in the current quarter was 18.3 percent compared to 18.8 percent in the prior quarter and 18.5 percent in the prior year third quarter.

Efficiency Ratio
The efficiency ratio was 63.31 percent in the current quarter compared to 62.73 percent in the prior quarter and 52.76 percent in the prior year third quarter. The increase from prior quarter and prior year third quarter was primarily attributable to the increase in interest expense in the current quarter that outpaced the increase in interest income.

Operating Results for Nine Months Ended September 30, 2023
Compared to September 30, 2022

Income Summary

	Nine Months ended
(Dollars in thousands)	Sep 30, 2023	Sep 30, 2022	$ Change	% Change
Net interest income
Interest income	$744,159	$604,555	$139,604	23%
Interest expense	218,933	20,235	198,698	982%
Total net interest income	525,226	584,320	(59,094)	(10)%
Non-interest income
Service charges and other fees	56,042	53,390	2,652	5%
Miscellaneous loan fees and charges	12,451	11,445	1,006	9%
Gain on sale of loans	9,974	17,857	(7,883)	(44)%
(Loss) gain on sale of debt securities	(202)	101	(303)	(300)%
Other income	8,949	9,456	(507)	(5)%
Total non-interest income	87,214	92,249	(5,035)	(5)%
Total Income	$612,440	$676,569	$(64,129)	(9)%
Net interest margin (tax-equivalent)	2.79%	3.26%

Net Interest Income
Net-interest income of $525 million for the first nine months of 2023 decreased $59.1 million, or 10 percent, over the same period of 2022 and was primarily driven by increased interest expense. Interest income of $744 million for the first nine months in the current year increased $139.6 million, or 23 percent, from the same period in the prior year and was primarily attributable to the increase in the loan portfolio and an increase in loan yields. The loan yield was 5.14 percent for the first nine months of the current year, an increase of 54 basis points from the first nine months of the prior year loan yield of 4.60 percent.

Interest expense of $218.9 million for the first nine months of 2023 increased $199 million, or 982 percent, over the same period in the prior year and was the result of increased borrowings and higher interest rates on borrowings and deposits. Core deposit cost (including non-interest bearing deposits) was 0.62 percent for the nine months of 2023 compared to 0.06 percent for the same period in 2022. The total funding cost (including non-interest bearing deposits) for the first nine months of the current year was 1.22 percent, which was an increase of 110 basis points over the prior year first nine months of 0.12 percent.

The net interest margin as a percentage of earning assets, on a tax-equivalent basis, during the first nine months of 2023 was 2.79 percent, a 47 basis points decrease from the net interest margin of 3.26 percent for the same period in the prior year. The core net interest margin, excluding discount accretion, the impact from non-accrual interest and the impact from the PPP loans, was 2.77 percent for the first nine months of the current year, which was a 41 basis points decrease from the core margin of 3.18 percent in the same period of the prior year.

Non-interest Income
Non-interest income of $87.2 million for the first nine months of 2023 decreased $5.0 million, or 5 percent, over the same period last year and was primarily due to the decrease in gain on sale of residential loans, which was partially offset by the increase in service charges and other fees. Gain on sale of residential loans of $10.0 million in the current year decreased by $7.9 million, or 44 percent, over the prior year as result of the reduction in residential purchase and refinance activity as mortgage rates significantly increased during the current year. Miscellaneous loan fees of $12.5 million, increased $1.0 million, or 9 percent, which was primarily driven by increased credit card interchange fees due to increased activity.
Non-interest Expense Summary

	Nine Months ended
(Dollars in thousands)	Sep 30, 2023	Sep 30, 2022	$ Change	% Change
Compensation and employee benefits	$237,628	$239,489	$(1,861)	(1)%
Occupancy and equipment	33,045	32,527	518	2%
Advertising and promotions	12,020	10,766	1,254	12%
Data processing	25,241	22,744	2,497	11%
Other real estate owned and foreclosed assets	41	72	(31)	(43)%
Regulatory assessments and insurance	16,277	9,479	6,798	72%
Core deposit intangibles amortization	7,304	7,994	(690)	(9)%
Other expenses	63,606	66,818	(3,212)	(5)%
Total non-interest expense	$395,162	$389,889	$5,273	1%

Total non-interest expense of $395 million for the first nine months of 2023 increased $5.3 million, or 1 percent, over the same period in the prior year. Regulatory assessments and insurance of $16.3 million for the first nine months of 2023 increased $6.8 million, or 72 percent, over the prior year and was primarily due to the FDIC uniformly increasing all depository institutions premiums beginning in 2023. Other expense of $63.6 million for the first nine months of 2023 decreased $3.2 million, or 5 percent, from the first nine months of the prior year and was primarily due to the decrease in acquisition-related expenses along with changes in several miscellaneous categories. Acquisition-related expenses were $842 thousand in the first nine months of the current year compared to $9.2 million in the same period of last year.

Provision for Credit Losses
The provision for credit loss expense was $11.8 million for the first nine months of 2023 and decreased $2.1 million, or 15 percent, over the same period of the prior year. The provision for credit loss expense for the first nine months of 2023 included provision for credit loss expense of $16.6 million on the loan portfolio and credit loss benefit of $4.8 million on the unfunded loan commitments. Net charge-offs during the first nine months of the current year were $6.6 million compared to $5.8 million during the same period of the prior year.

Federal and State Income Tax Expense
Tax expense of $36.9 million for the first nine months of 2023 decreased $12.4 million, or 25 percent, over the first nine months of the prior year. The effective tax rate for first nine months of 2023 was 17.9 percent compared to 18.1 percent for the first nine months of 2022.

Efficiency Ratio
The efficiency ratio was 62.10 percent for the first nine months of 2023 compared to 55.14 percent for the same period last year. The increase from the prior year was primarily attributable to the increase in interest expense in the current year that outpaced the increase in interest income.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are based on assumptions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results (express or implied) or other expectations in the forward-looking statements, including those made in this news release:

•risks associated with lending and potential adverse changes in the credit quality of the Company’s loan portfolio;
•changes in monetary and fiscal policies, including interest rate policies of the Federal Reserve Board, which could adversely affect the Company’s net interest income and margin, the fair value of its financial instruments, profitability, and stockholders’ equity;
•legislative or regulatory changes, including increased banking and consumer protection regulations, that may adversely affect the Company’s business;
•risks related to overall economic conditions, including the impact on the economy of a rising interest rate environment, inflationary pressures, and geopolitical instability, including the wars in Ukraine and the Middle East;
•risks associated with the Company’s ability to negotiate, complete, and successfully integrate any future acquisitions;
•costs or difficulties related to the completion and integration of acquisitions;
•impairment of the goodwill recorded by the Company in connection with acquisitions, which may have an adverse impact on earnings and capital;
•reduction in demand for banking products and services, whether as a result of changes in customer behavior, economic conditions, banking environment, or competition;
•deterioration of the reputation of banks and the financial services industry, which could adversely affect the Company's ability to obtain and maintain customers;
•changes in the competitive landscape, including as may result from new market entrants or further consolidation in the financial services industry, resulting in the creation of larger competitors with greater financial resources;
•risks presented by continued public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital or grow through acquisitions;
•risks associated with dependence on the Chief Executive Officer, the senior management team and the Presidents of Glacier Bank’s divisions;
•material failure, potential interruption or breach in security of the Company’s systems or changes in technological which could expose the Company to cybersecurity risks, fraud, system failures, or direct liabilities;
•risks related to natural disasters, including droughts, fires, floods, earthquakes, pandemics, and other unexpected events;
•success in managing risks involved in the foregoing; and
•effects of any reputational damage to the Company resulting from any of the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement.

Conference Call Information
A conference call for investors is scheduled for 11:00 a.m. Eastern Time on Friday, October 20, 2023. Please note that our conference call host no longer offers a general dial-in number. Investors who would like to join the call may now register by following this link to obtain dial-in instructions: https://register.vevent.com/register/BIbe718214dea94214b3ab02d160926dd0. To participate via the webcast, log on to: https://edge.media-server.com/mmc/p/w8zz3hr8. If you are unable to participate during the live webcast, the call will be archived on our website, www.glacierbancorp.com.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. (NYSE: GBCI), a member of the Russell 2000® and the S&P MidCap 400® indices, is the parent company for Glacier Bank and its Bank divisions located across its eight state Western U.S. footprint: Altabank (American Fork, UT), Bank of the San Juans (Durango, CO), Citizens Community Bank (Pocatello, ID), Collegiate Peaks Bank (Buena Vista, CO), First Bank of Montana (Lewistown, MT), First Bank of Wyoming (Powell, WY), First Community Bank Utah (Layton, UT), First Security Bank (Bozeman, MT), First Security Bank of Missoula (Missoula, MT), First State Bank (Wheatland, WY), Glacier Bank (Kalispell, MT), Heritage Bank of Nevada (Reno, NV), Mountain West Bank (Coeur d’Alene, ID), North Cascades Bank (Chelan, WA), The Foothills Bank (Yuma, AZ), Valley Bank of Helena (Helena, MT), and Western Security Bank (Billings, MT).

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	Sep 30, 2023	Jun 30, 2023	Dec 31, 2022	Sep 30, 2022
Assets
Cash on hand and in banks	$264,067	285,920	300,194	260,456
Interest bearing cash deposits	1,408,027	765,400	101,801	164,756
Cash and cash equivalents	1,672,094	1,051,320	401,995	425,212
Debt securities, available-for-sale	4,741,738	4,999,820	5,307,307	5,755,076
Debt securities, held-to-maturity	3,553,805	3,608,289	3,715,052	3,756,634
Total debt securities	8,295,543	8,608,109	9,022,359	9,511,710
Loans held for sale, at fair value	29,027	35,006	12,314	21,720
Loans receivable	16,135,046	15,954,962	15,246,812	14,851,233
Allowance for credit losses	(192,271)	(189,385)	(182,283)	(178,191)
Loans receivable, net	15,942,775	15,765,577	15,064,529	14,673,042
Premises and equipment, net	415,343	405,407	398,100	395,639
Other real estate owned and foreclosed assets	48	52	32	42
Accrued interest receivable	104,476	88,351	83,538	93,300
Deferred tax asset	203,745	179,815	193,187	204,351
Core deposit intangible, net	34,297	36,725	41,601	44,265
Goodwill	985,393	985,393	985,393	985,393
Non-marketable equity securities	11,330	10,014	82,015	38,215
Bank-owned life insurance	170,175	169,195	169,068	168,187
Other assets	199,315	192,715	181,244	171,878
Total assets	$28,063,561	27,527,679	26,635,375	26,732,954
Liabilities
Non-interest bearing deposits	$6,465,353	6,458,394	7,690,751	8,294,363
Interest bearing deposits	13,929,811	13,549,836	12,915,804	13,585,279
Securities sold under agreements to repurchase	1,499,696	1,356,862	945,916	887,483
FHLB advances	—	—	1,800,000	705,000
FRB Bank Term Funding	2,740,000	2,740,000	—	—
Other borrowed funds	73,752	75,819	77,293	77,671
Subordinated debentures	132,903	132,863	132,782	132,742
Accrued interest payable	91,874	47,742	4,331	2,740
Other liabilities	255,578	239,637	225,193	275,319
Total liabilities	25,188,967	24,601,153	23,792,070	23,960,597
Commitments and Contingent Liabilities
Stockholders’ Equity
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	—	—	—	—
Common stock, $0.01 par value per share, 234,000,000 shares authorized	1,109	1,109	1,108	1,108
Paid-in capital	2,348,305	2,346,422	2,344,005	2,342,452
Retained earnings - substantially restricted	1,025,547	1,009,782	966,984	923,945
Accumulated other comprehensive loss	(500,367)	(430,787)	(468,792)	(495,148)
Total stockholders’ equity	2,874,594	2,926,526	2,843,305	2,772,357
Total liabilities and stockholders’ equity	$28,063,561	27,527,679	26,635,375	26,732,954

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended				Nine Months ended
(Dollars in thousands, except per share data)	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022
Interest Income
Investment securities	$53,397	47,658	43,642	43,722	144,697	125,217
Residential real estate loans	18,594	17,076	15,838	13,738	51,508	42,279
Commercial loans	173,437	164,587	155,682	142,692	493,706	398,507
Consumer and other loans	19,478	18,044	16,726	14,250	54,248	38,552
Total interest income	264,906	247,365	231,888	214,402	744,159	604,555
Interest Expense
Deposits	54,697	31,700	12,545	3,279	98,942	9,884
Securities sold under agreements to repurchase	10,972	8,607	4,606	675	24,185	1,435
Federal Home Loan Bank advances	—	3,305	23,605	3,318	26,910	4,628
FRB Bank Term Funding	30,229	29,899	3,032	—	63,160	—
Other borrowed funds	489	443	496	214	1,428	698
Subordinated debentures	1,465	1,431	1,412	1,589	4,308	3,590
Total interest expense	97,852	75,385	45,696	9,075	218,933	20,235
Net Interest Income	167,054	171,980	186,192	205,327	525,226	584,320
Provision for credit losses	3,539	2,773	5,470	8,341	11,782	13,839
Net interest income after provision for credit losses	163,515	169,207	180,722	196,986	513,444	570,481
Non-Interest Income
Service charges and other fees	19,304	18,967	17,771	18,970	56,042	53,390
Miscellaneous loan fees and charges	4,322	4,162	3,967	4,040	12,451	11,445
Gain on sale of loans	4,046	3,528	2,400	3,846	9,974	17,857
(Loss) gain on sale of debt securities	(65)	(23)	(114)	(85)	(202)	101
Other income	2,633	2,445	3,871	3,635	8,949	9,456
Total non-interest income	30,240	29,079	27,895	30,406	87,214	92,249
Non-Interest Expense
Compensation and employee benefits	77,387	78,764	81,477	80,612	237,628	239,489
Occupancy and equipment	10,553	10,827	11,665	10,797	33,045	32,527
Advertising and promotions	4,052	3,733	4,235	3,768	12,020	10,766
Data processing	8,730	8,402	8,109	7,716	25,241	22,744
Other real estate owned and foreclosed assets	15	14	12	66	41	72
Regulatory assessments and insurance	6,060	5,314	4,903	3,339	16,277	9,479
Core deposit intangibles amortization	2,428	2,427	2,449	2,665	7,304	7,994
Other expenses	20,351	21,123	22,132	21,097	63,606	66,818
Total non-interest expense	129,576	130,604	134,982	130,060	395,162	389,889
Income Before Income Taxes	64,179	67,682	73,635	97,332	205,496	272,841
Federal and state income tax expense	11,734	12,727	12,424	17,994	36,885	49,316
Net Income	$52,445	54,955	61,211	79,338	168,611	223,525

Glacier Bancorp, Inc.
Average Balance Sheets

	Three Months ended
	September 30, 2023			June 30, 2023
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$1,649,947	$18,594	4.51%	$1,567,136	$17,076	4.36%
Commercial loans [1]	13,120,479	174,822	5.29%	12,950,934	165,874	5.14%
Consumer and other loans	1,263,775	19,478	6.11%	1,236,763	18,044	5.85%
Total loans [2]	16,034,201	212,894	5.27%	15,754,833	200,994	5.12%
Tax-exempt debt securities [3]	1,732,227	14,486	3.34%	1,743,852	14,462	3.32%
Taxable debt securities [4]	8,485,157	41,052	1.94%	8,177,551	35,202	1.72%
Total earning assets	26,251,585	268,432	4.06%	25,676,236	250,658	3.92%
Goodwill and intangibles	1,020,868			1,023,291
Non-earning assets	528,145			523,349
Total assets	$27,800,598			$27,222,876
Liabilities
Non-interest bearing deposits	$6,461,350	$—	—%	$6,584,082	$—	—%
NOW and DDA accounts	5,231,741	12,906	0.98%	5,108,421	7,429	0.58%
Savings accounts	2,840,620	3,492	0.49%	2,846,015	1,064	0.15%
Money market deposit accounts	3,039,177	12,646	1.65%	3,256,007	10,174	1.25%
Certificate accounts	2,462,266	23,151	3.73%	1,451,218	8,878	2.45%
Total core deposits	20,035,154	52,195	1.03%	19,245,743	27,545	0.57%
Wholesale deposits [5]	188,523	2,502	5.27%	330,655	4,155	5.04%
Repurchase agreements	1,401,765	10,972	3.11%	1,273,045	8,607	2.71%
FHLB advances	—	—	—%	245,055	3,305	5.33%
FRB Bank Term Funding	2,740,000	30,229	4.38%	2,740,000	29,899	4.38%
Subordinated debentures and other borrowed funds	208,336	1,954	3.72%	208,804	1,874	3.60%
Total funding liabilities	24,573,778	97,852	1.58%	24,043,302	75,385	1.26%
Other liabilities	302,564			247,319
Total liabilities	24,876,342			24,290,621
Stockholders’ Equity
Common stock	1,109			1,108
Paid-in capital	2,347,323			2,345,438
Retained earnings	1,035,276			1,017,456
Accumulated other comprehensive loss	(459,452)			(431,747)
Total stockholders’ equity	2,924,256			2,932,255
Total liabilities and stockholders’ equity	$27,800,598			$27,222,876
Net interest income (tax-equivalent)		$170,580			$175,273
Net interest spread (tax-equivalent)			2.48%			2.66%
Net interest margin (tax-equivalent)			2.58%			2.74%
______________________________
1 Includes tax effect of $1.4 million and $1.3 million on tax-exempt municipal loan and lease income for the three months ended September 30, 2023 and June 30, 2023, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $1.9 million and $1.8 million on tax-exempt debt securities income for the three months ended September 30, 2023 and June 30, 2023, respectively.
4 Includes tax effect of $215 thousand and $214 thousand on federal income tax credits for the three months ended September 30, 2023 and June 30, 2023, respectively.
5 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Three Months ended
	September 30, 2023			September 30, 2022
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$1,649,947	$18,594	4.51%	$1,338,606	$13,738	4.11%
Commercial loans [1]	13,120,479	174,822	5.29%	12,146,551	144,357	4.72%
Consumer and other loans	1,263,775	19,478	6.11%	1,156,305	14,250	4.89%
Total loans [2]	16,034,201	212,894	5.27%	14,641,462	172,345	4.67%
Tax-exempt debt securities [3]	1,732,227	14,486	3.34%	2,000,404	18,484	3.70%
Taxable debt securities [4]	8,485,157	41,052	1.94%	8,426,933	29,297	1.39%
Total earning assets	26,251,585	268,432	4.06%	25,068,799	220,126	3.48%
Goodwill and intangibles	1,020,868			1,030,961
Non-earning assets	528,145			604,754
Total assets	$27,800,598			$26,704,514
Liabilities
Non-interest bearing deposits	$6,461,350	$—	—%	$8,158,207	$—	—%
NOW and DDA accounts	5,231,741	12,906	0.98%	5,473,458	794	0.06%
Savings accounts	2,840,620	3,492	0.49%	3,319,167	260	0.03%
Money market deposit accounts	3,039,177	12,646	1.65%	3,999,758	1,483	0.15%
Certificate accounts	2,462,266	23,151	3.73%	940,507	722	0.30%
Total core deposits	20,035,154	52,195	1.03%	21,891,097	3,259	0.06%
Wholesale deposits [5]	188,523	2,502	5.27%	3,946	20	2.05%
Repurchase agreements	1,401,765	10,972	3.11%	917,104	675	0.29%
FHLB advances	—	—	—%	541,630	3,318	2.40%
FRB Bank Term Funding	2,740,000	30,229	4.38%	—	—	—%
Subordinated debentures and other borrowed funds	208,336	1,954	3.72%	202,383	1,803	3.54%
Total funding liabilities	24,573,778	97,852	1.58%	23,556,160	9,075	0.15%
Other liabilities	302,564			261,735
Total liabilities	24,876,342			23,817,895
Stockholders’ Equity
Common stock	1,109			1,108
Paid-in capital	2,347,323			2,341,648
Retained earnings	1,035,276			920,372
Accumulated other comprehensive loss	(459,452)			(376,509)
Total stockholders’ equity	2,924,256			2,886,619
Total liabilities and stockholders’ equity	$27,800,598			$26,704,514
Net interest income (tax-equivalent)		$170,580			$211,051
Net interest spread (tax-equivalent)			2.48%			3.33%
Net interest margin (tax-equivalent)			2.58%			3.34%
______________________________
1 Includes tax effect of $1.4 million and $1.7 million on tax-exempt municipal loan and lease income for the three months ended September 30, 2023 and 2022, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $1.9 million and $3.8 million on tax-exempt debt securities income for the three months ended September 30, 2023 and 2022, respectively.
4 Includes tax effect of $215 thousand and $225 thousand on federal income tax credits for the three months ended September 30, 2023 and 2022, respectively.
5 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Nine Months ended
	September 30, 2023			September 30, 2022
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$1,570,911	$51,508	4.37%	$1,236,674	$42,279	4.56%
Commercial loans [1]	12,910,691	498,152	5.16%	11,728,932	403,075	4.59%
Consumer and other loans	1,236,158	54,248	5.87%	1,113,232	38,552	4.63%
Total loans [2]	15,717,760	603,908	5.14%	14,078,838	483,906	4.60%
Tax-exempt debt securities [3]	1,745,764	44,978	3.44%	1,902,147	52,561	3.68%
Taxable debt securities [4]	8,240,041	107,338	1.74%	8,663,590	84,235	1.30%
Total earning assets	25,703,565	756,224	3.93%	24,644,575	620,702	3.37%
Goodwill and intangibles	1,023,274			1,033,606
Non-earning assets	510,332			659,727
Total assets	$27,237,171			$26,337,908
Liabilities
Non-interest bearing deposits	$6,770,242	$—	—%	$8,004,395	$—	—%
NOW and DDA accounts	5,140,668	22,606	0.59%	5,387,013	2,362	0.06%
Savings accounts	2,930,420	5,070	0.23%	3,276,092	836	0.03%
Money market deposit accounts	3,253,138	28,654	1.18%	4,009,931	4,233	0.14%
Certificate accounts	1,638,163	34,613	2.82%	980,543	2,416	0.33%
Total core deposits	19,732,631	90,943	0.62%	21,657,974	9,847	0.06%
Wholesale deposits [5]	213,465	7,999	5.01%	8,290	37	0.59%
Repurchase agreements	1,238,139	24,185	2.61%	936,840	1,435	0.20%
FHLB advances	738,004	26,910	4.81%	346,465	4,628	1.76%
FRB Bank Term Funding	1,929,322	63,160	4.38%	—	—	—%
Subordinated debentures and other borrowed funds	208,891	5,737	3.67%	190,810	4,288	3.00%
Total funding liabilities	24,060,452	218,934	1.22%	23,140,379	20,235	0.12%
Other liabilities	256,022			249,001
Total liabilities	24,316,474			23,389,380
Stockholders’ Equity
Common stock	1,109			1,107
Paid-in capital	2,345,698			2,340,208
Retained earnings	1,017,159			881,208
Accumulated other comprehensive loss	(443,269)			(273,995)
Total stockholders’ equity	2,920,697			2,948,528
Total liabilities and stockholders’ equity	$27,237,171			$26,337,908
Net interest income (tax-equivalent)		$537,290			$600,467
Net interest spread (tax-equivalent)			2.71%			3.25%
Net interest margin (tax-equivalent)			2.79%			3.26%
______________________________
1 Includes tax effect of $4.4 million and $4.6 million on tax-exempt municipal loan and lease income for the nine months ended September 30, 2023 and 2022, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $7.0 million and $10.9 million on tax-exempt debt securities income for the nine months ended September 30, 2023 and 2022, respectively.
4 Includes tax effect of $644 thousand and $676 thousand on federal income tax credits for the nine months ended September 30, 2023 and 2022, respectively.
5 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Loan Portfolio by Regulatory Classification

	Loans Receivable, by Loan Type				% Change from
(Dollars in thousands)	Sep 30, 2023	Jun 30, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2023	Dec 31, 2022	Sep 30, 2022
Custom and owner occupied construction	$306,106	$315,651	$298,461	$288,977	(3)%	3%	6%
Pre-sold and spec construction	287,048	306,440	297,895	291,146	(6)%	(4)%	(1)%
Total residential construction	593,154	622,091	596,356	580,123	(5)%	(1)%	2%
Land development	234,995	238,897	219,842	217,878	(2)%	7%	8%
Consumer land or lots	184,685	182,251	206,604	204,241	1%	(11)%	(10)%
Unimproved land	87,089	91,157	104,662	101,684	(4)%	(17)%	(14)%
Developed lots for operative builders	62,485	65,134	60,987	62,800	(4)%	2%	(1)%
Commercial lots	84,194	94,334	93,952	94,395	(11)%	(10)%	(11)%
Other construction	982,384	1,039,192	938,406	893,846	(5)%	5%	10%
Total land, lot, and other construction	1,635,832	1,710,965	1,624,453	1,574,844	(4)%	1%	4%
Owner occupied	2,976,821	2,934,724	2,833,469	2,811,614	1%	5%	6%
Non-owner occupied	3,765,266	3,714,531	3,531,673	3,448,044	1%	7%	9%
Total commercial real estate	6,742,087	6,649,255	6,365,142	6,259,658	1%	6%	8%
Commercial and industrial	1,363,198	1,370,393	1,377,888	1,308,272	(1)%	(1)%	4%
Agriculture	785,208	770,378	735,553	770,282	2%	7%	2%
1st lien	2,054,497	1,956,205	1,808,502	1,738,151	5%	14%	18%
Junior lien	47,490	46,616	40,445	36,677	2%	17%	29%
Total 1-4 family	2,101,987	2,002,821	1,848,947	1,774,828	5%	14%	18%
Multifamily residential	714,822	664,859	622,185	574,366	8%	15%	24%
Home equity lines of credit	950,204	940,048	872,899	841,143	1%	9%	13%
Other consumer	233,980	231,519	220,035	219,036	1%	6%	7%
Total consumer	1,184,184	1,171,567	1,092,934	1,060,179	1%	8%	12%
States and political subdivisions	833,618	812,688	797,656	776,875	3%	5%	7%
Other	209,983	214,951	198,012	193,526	(2)%	6%	9%
Total loans receivable, including loans held for sale	16,164,073	15,989,968	15,259,126	14,872,953	1%	6%	9%
Less loans held for sale [1]	(29,027)	(35,006)	(12,314)	(21,720)	(17)%	136%	34%
Total loans receivable	$16,135,046	$15,954,962	$15,246,812	$14,851,233	1%	6%	9%
______________________________
1 Loans held for sale are primarily 1st lien 1-4 family loans.

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification

	Non-performing Assets, by Loan Type				Non- Accrual Loans	Accruing Loans 90 Days or More Past Due	Other real estate owned and foreclosed assets
(Dollars in thousands)	Sep 30, 2023	Jun 30, 2023	Dec 31, 2022	Sep 30, 2022	Sep 30, 2023	Sep 30, 2023	Sep 30, 2023
Custom and owner occupied construction	$219	219	224	227	219	—	—
Pre-sold and spec construction	763	1,548	389	1,016	—	763	—
Total residential construction	982	1,767	613	1,243	219	763	—
Land development	80	118	138	149	80	—	—
Consumer land or lots	314	239	278	285	314	—	—
Unimproved land	36	43	78	94	36	—	—
Developed lots for operative builders	608	608	251	255	—	608	—
Commercial lots	188	188	—	—	141	47	—
Other construction	12,884	12,884	12,884	12,884	12,884	—	—
Total land, lot and other construction	14,110	14,080	13,629	13,667	13,455	655	—
Owner occupied	1,445	2,251	2,076	2,687	1,326	119	—
Non-owner occupied	15,105	4,450	805	820	15,105	—	—
Total commercial real estate	16,550	6,701	2,881	3,507	16,431	119	—
Commercial and Industrial	1,367	1,339	3,326	3,453	907	460	—
Agriculture	2,450	2,564	2,574	4,102	2,449	1	—
1st lien	2,766	2,794	2,678	2,149	2,644	107	15
Junior lien	363	273	166	139	147	216	—
Total 1-4 family	3,129	3,067	2,844	2,288	2,791	323	15
Multifamily residential	—	—	4,535	4,635	—	—	—
Home equity lines of credit	1,612	1,256	1,393	1,550	1,402	210	—
Other consumer	942	1,116	911	555	726	183	33
Total consumer	2,554	2,372	2,304	2,105	2,128	393	33
Other	1,141	132	36	59	—	1,141	—
Total	$42,283	32,022	32,742	35,059	38,380	3,855	48

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Accruing 30-89 Days Delinquent Loans, by Loan Type				% Change from
(Dollars in thousands)	Sep 30, 2023	Jun 30, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2023	Dec 31, 2022	Sep 30, 2022
Custom and owner occupied construction	$—	$324	$1,082	$427	(100)%	(100)%	(100)%
Pre-sold and spec construction	599	129	1,712	—	364%	(65)%	n/m
Total residential construction	599	453	2,794	427	32%	(79)%	40%
Land development	44	244	—	596	(82)%	n/m	(93)%
Consumer land or lots	528	565	442	—	(7)%	19%	n/m
Unimproved land	87	—	120	36	n/m	(28)%	142%
Developed lots for operative builders	—	—	958	30	n/m	(100)%	(100)%
Commercial lots	1,245	3,404	47	2,158	(63)%	2,549%	(42)%
Other construction	—	1,114	209	—	(100)%	(100)%	n/m
Total land, lot and other construction	1,904	5,327	1,776	2,820	(64)%	7%	(32)%
Owner occupied	652	1,053	3,478	527	(38)%	(81)%	24%
Non-owner occupied	213	8,595	496	—	(98)%	(57)%	n/m
Total commercial real estate	865	9,648	3,974	527	(91)%	(78)%	64%
Commercial and industrial	2,946	2,096	3,439	2,087	41%	(14)%	41%
Agriculture	604	871	1,367	641	(31)%	(56)%	(6)%
1st lien	1,006	1,115	2,174	761	(10)%	(54)%	32%
Junior lien	355	385	190	72	(8)%	87%	393%
Total 1-4 family	1,361	1,500	2,364	833	(9)%	(42)%	63%
Multifamily Residential	—	—	492	—	n/m	(100)%	n/m
Home equity lines of credit	3,638	2,021	1,182	1,004	80%	208%	262%
Other consumer	1,821	1,714	1,824	1,089	6%	—%	67%
Total consumer	5,459	3,735	3,006	2,093	46%	82%	161%
States and political subdivisions	—	—	28	—	n/m	(100)%	n/m
Other	1,515	1,233	1,727	1,494	23%	(12)%	1%
Total	$15,253	$24,863	$20,967	$10,922	(39)%	(27)%	40%
______________________________
n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Net Charge-Offs (Recoveries), Year-to-Date Period Ending, By Loan Type				Charge-Offs	Recoveries
(Dollars in thousands)	Sep 30, 2023	Jun 30, 2023	Dec 31, 2022	Sep 30, 2022	Sep 30, 2023	Sep 30, 2023
Custom and owner occupied construction	$—	—	17	17	—	—
Pre-sold and spec construction	(12)	(8)	(15)	(12)	—	12
Total residential construction	(12)	(8)	2	5	—	12
Land development	(134)	(132)	(34)	(24)	—	134
Consumer land or lots	(14)	(14)	(46)	(46)	—	14
Unimproved land	—	—	—	—	—	—
Total land, lot and other construction	(148)	(146)	(80)	(70)	—	148
Owner occupied	(104)	(76)	555	229	16	120
Non-owner occupied	500	299	(242)	(4)	507	7
Total commercial real estate	396	223	313	225	523	127
Commercial and industrial	(11)	(18)	(70)	395	616	627
Agriculture	—	—	(7)	(5)	—	—
1st lien	98	101	(109)	(99)	111	13
Junior lien	32	38	(302)	(303)	49	17
Total 1-4 family	130	139	(411)	(402)	160	30
Multifamily residential	—	—	136	—	—	—
Home equity lines of credit	20	56	(91)	(98)	102	82
Other consumer	816	401	451	257	999	183
Total consumer	836	457	360	159	1,101	265
Other	5,430	3,765	7,572	5,540	7,884	2,454
Total	$6,621	4,412	7,815	5,847	10,284	3,663

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